Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke
Director, Investor Relations
(281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
SECOND QUARTER 2008 RESULTS;
ALSO REPORTS FOUR NEW LETTERS OF INTENT
Houston, Texas, July 24, 2008 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the second quarter of 2008 of $416.3 million, or $2.99 per share on a diluted basis, compared with net income of $251.9 million, or $1.81 per share on a diluted basis, in the same period a year earlier. Revenues in the second quarter of 2008 were $954.4 million, compared with revenues of $648.9 million for the second quarter of 2007.
For the six months ended June 30, 2008, the Company reported net income of $706.9 million, or $5.08 per share on a diluted basis, compared with net income of $476.1 million, or $3.46 per share on a diluted basis, for the same period in 2007. Revenue for the six months ended June 30, 2008 was $1.7 billion, compared with $1.3 billion for the first six months of 2007.
The Company also announced that it has received Letters of Intent (LOIs) for four semisubmersible rigs that could earn maximum revenue, excluding un-priced options, totaling approximately $900 million and provide 6.5 rig years of work. The LOIs, which are subject to customary conditions, including the execution of a definitive agreement, include:
International
•	Ocean Ambassador — three years, plus un-priced option, commencing June 2009. Maximum total revenue $285 million.
U.S. Gulf of Mexico
•	Ocean Star — 18 months commencing November 2008. Maximum total revenue $285 million.
•	Ocean America — one year commencing July 2009. Maximum total revenue $190 million.
•	Ocean Victory — one year minimum term commencing May 2009. Maximum total revenue $197 million.
Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Maximum contract revenue as stated above assumes 100% rig utilization. Generally, rig utilization rates approach 95-98% during contracted periods; however, utilization rates can be adversely impacted by additional downtime due to unscheduled repairs, maintenance and weather. Additional information on Diamond

Offshore Drilling, Inc. and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its second quarter 2008 earnings release conference call. The live broadcast of the Diamond Offshore Drilling, Inc. quarterly conference call will be available online at www.diamondoffshore.com on July 24, 2008, beginning at 9:00 a.m. Central Time. The online replay will follow immediately and continue for the remainder of the second calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
Statements in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements concerning future earnings, future cash flows, market conditions, future market improvements, future growth in demand for equipment types or in any region and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that a Letter of Intent will not be converted to a contract, the risk that full rig utilization may not be achieved during a contract period, the risk that the fleet’s available days may be reduced by unscheduled downtime, the risk that these and other factors outside of the Company’s control may adversely impact the amount of profit realized from a contract, the risk that the markets for the Company’s services will not continue to improve, the risk that the Company’s market position may deteriorate, or the risk that the Company may not be able to participate fully in any future market improvements. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Contract drilling	$936,626	$635,927	$1,706,966	$1,225,839
Revenues related to reimbursable expenses	17,746	12,948	33,508	31,220

Total revenues	954,372	648,875	1,740,474	1,257,059

Operating expenses:
Contract drilling	273,436	221,941	558,443	434,398
Reimbursable expenses	17,346	12,361	32,534	29,977
Depreciation	70,661	58,335	139,711	114,040
General and administrative	15,768	12,174	31,490	24,140
Gain on disposition of assets	(226)	(3,553)	(277)	(5,055)

Total operating expenses	376,985	301,258	761,901	597,500

Operating income	577,387	347,617	978,573	659,559
Other income (expense):
Interest income	2,941	7,599	7,314	17,392
Interest expense	(1,895)	(3,770)	(3,237)	(14,625)
Loss on sale of marketable securities	(2)	(5)	(3)	(8)
Other, net	12,490	1,012	14,196	405

Income before income tax expense	590,921	352,453	996,843	662,723
Income tax expense	(174,638)	(100,526)	(289,935)	(186,646)

Net Income	$416,283	$251,927	$706,908	$476,077

Income per share:
Basic	$3.00	$1.82	$5.09	$3.48

Diluted	$2.99	$1.81	$5.08	$3.46

Weighted average shares outstanding:
Shares of common stock	138,959	138,447	138,916	136,875
Dilutive potential shares of common stock	124	481	152	2,004

Total weighted average shares outstanding	139,083	138,928	139,068	138,879

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$541,580	$637,961
Marketable securities	199,086	1,301
Accounts receivable	674,091	522,808
Prepaid expenses and other	135,999	103,120

Total current assets	1,550,756	1,265,190
Drilling and other property and equipment, net of
accumulated depreciation	3,278,724	3,040,063
Other assets	37,055	36,212

Total assets	$4,866,535	$4,341,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Payable for securities purchased	$197,837	$—
Other current liabilities	425,032	453,011

Total current liabilities	622,869	453,011
Long-term debt	503,158	503,071
Deferred tax liability	419,894	397,629
Other liabilities	109,731	110,687
Stockholders’ equity	3,210,883	2,877,067

Total liabilities and stockholders’ equity	$4,866,535	$4,341,465

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	June 30,
	2008	2007
REVENUES
High Specification Floaters	$354,218	$264,027
Intermediate Semisubmersibles	464,598	246,232
Jack-ups	117,810	125,668

Total Contract Drilling Revenue	$936,626	$635,927

Revenues Related to Reimbursable Expenses	$17,746	$12,948

CONTRACT DRILLING EXPENSE
High Specification Floaters	$89,503	$69,722
Intermediate Semisubmersibles	131,539	108,049
Jack-ups	48,834	42,362
Other	3,560	1,808

Total Contract Drilling Expense	$273,436	$221,941

Reimbursable Expenses	$17,346	$12,361

OPERATING INCOME
High Specification Floaters	$264,715	$194,305
Intermediate Semisubmersibles	333,059	138,183
Jack-ups	68,976	83,306
Other	(3,560)	(1,808)
Reimbursable expenses, net	400	587
Depreciation	(70,661)	(58,335)
General and administrative expense	(15,768)	(12,174)
Gain on disposition of assets	226	3,553

Total Operating Income	$577,387	$347,617

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	Second Quarter		First Quarter		Second Quarter
	2008		2008		2007
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
	(Dayrate in thousands)
High Specification Floaters	$385	92%	$323	87%	$307	86%
Intermediate Semis	$285	93%	$249	85%	$157	90%
Jack-ups	$103	92%	$102	90%	$109	88%